Pacific Select Fund NSAR 12-31-15

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type N1A/B, Accession No. 0001193125-15-345544 filed on october 16, 2015, and incorporated by reference herein:

Schedule A to Advisory Agreement

Advisory Fee Waiver Agreement - Large-Cap Growth Portfolio

Amendment to Advisory Fee Waiver Agreement - Mid-Cap Growth Portfolio

Advisory Fee Waiver Agreement - Diversified Alternatives Portfolio





The following documents are included in Registrant's Form Type N1A/A, Accession No. 0001193125-16-432793 filed on January 20, 2016, and incorporated by reference herein:

Amendment to Advisory Fee Waiver Agreement - Mid-Cap Growth Portfolio

Amendment No. 4 to Portfolio Management Agreement - UBS

Novation Agreement - QS Batterymarch Financial Management, Inc. to QS Investors, LLC

Amended and Restated Subadvisory Agreement - Morgan Stanley